SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
SINA Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SINA Corporation
Notice of Annual General Meeting of Shareholders
To Be Held September 27, 2005
       On Tuesday, September 27, 2005, SINA Corporation, a Cayman Islands company (the “Company”), will hold its Annual General Meeting of Shareholders at the Island Shangri-La Hong Kong located at Two Pacific Place, Supreme Court Road, Central, Hong Kong. The meeting will begin at 10:30 a.m. local time.
      Only shareholders registered in the register of members at the close of business on August 2, 2005 can vote at this meeting or any adjournment that may take place. At the meeting ordinary resolutions will be proposed as follows:

•	The election of three Directors.

•	The ratification of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the current fiscal year.

•	The amendment of the Company’s 1999 Stock Plan (the “1999 Plan”), which will have the effect of increasing the aggregate number of ordinary shares reserved for issuance under the 1999 Plan in each of fiscal years 2006, 2007 and 2008 by a number equal to the lesser of (i) 1,000,000 ordinary shares, (ii) 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or (iii) a lesser number of ordinary shares as determined by the Board of Directors.

•	The amendment of the Company’s 1999 Directors’ Stock Option Plan (the “1999 Directors’ Plan”), which will have the effect of increasing the aggregate number of ordinary shares issuable under the 1999 Directors’ Plan from 750,000 ordinary shares to 1,125,000 ordinary shares;

•	In addition, the Meeting will transact any other business properly brought before the Meeting.
      You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.
      Our Board of Directors recommends that you vote in favor of all of the proposals outlined in this Proxy Statement.
      We cordially invite all shareholders to attend the Annual General Meeting in person. However, a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that proxy need not be a member of the Company. Whether or not you expect to attend the Annual General Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual General Meeting. If you send in your proxy card and then decide to attend the Annual General Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. This proxy is to be delivered to SINA Corporation, Room 1802, United Plaza, No. 1468, Nanjing West Road, Shanghai 200040, China not later than 48 hours prior to the meeting.
      At the meeting, we will also report on our business results and other matters of interest to shareholders.

By Order of the Board of Directors,

Charles Chao
Chief Financial Officer and Secretary
Shanghai, China
August 31, 2005
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 AMENDMENT OF 1999 STOCK PLAN
PROPOSAL NO. 4 AMENDMENT OF 1999 DIRECTORS’ STOCK OPTION PLAN
MANAGEMENT
ORDINARY SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMMUNICATIONS WITH DIRECTORS
CODE OF ETHICS
FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

SINA Corporation
Room 1802
United Plaza, No. 1468
Nanjing West Road
Shanghai 200040
China
PROXY STATEMENT
for the
2005 Annual General Meeting of Shareholders
September 27, 2005
       Our Board of Directors is soliciting proxies for the 2005 Annual General Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set August 2, 2005 as the record date for the meeting. Shareholders of record who are registered in the register of members on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 53,079,540 ordinary shares were outstanding on the record date.
      Voting materials, which include this Proxy Statement, a proxy card and the 2005 Annual Report, will be mailed to shareholders on or about August 31, 2005.
      In this Proxy Statement:

•	“We,” “us,” “our,” “SINA” and the “Company” refer to SINA Corporation

•	“Annual General Meeting” or “Meeting” means our 2005 Annual General Meeting of Shareholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission
We have summarized below important information with respect to the Annual General Meeting.
Time and Place of the Annual General Meeting
      The Annual General Meeting is being held on Tuesday, September 27, 2005 at 10:30 a.m. local time at the Island Shangri-La Hong Kong located at Two Pacific Place, Supreme Court Road, Central, Hong Kong.
      All shareholders who owned shares in the capital of the Company as of August 2, 2005, the record date, may attend the Annual General Meeting.
Purpose of the Proxy Statement and Proxy Card
      You are receiving a Proxy Statement and proxy card from us because you owned shares of our ordinary shares on August 2, 2005, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you sign the proxy card, you may appoint Charles Chao and Yan Wang as your representatives at the Meeting or such other individual that you choose to name. If you name Charles Chao, our Chief Financial Officer, and Yan Wang, our Chief Executive Officer, as your representatives at the Meeting, they will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Annual General Meeting. Even if you plan to attend the Meeting it is a good idea to complete, sign and return your proxy card in advance of the Meeting in case your plans change.

Proposals to be Voted on at this Year’s Annual General Meeting
      At the meeting, ordinary resolutions will be proposed as follows:

•	The election of three Directors.

•	The ratification of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the current fiscal year.

•	The amendment of the Company’s 1999 Stock Plan (the “1999 Plan”), which will have the effect of increasing the aggregate number of ordinary shares reserved for issuance under the 1999 Plan in each of fiscal years 2006, 2007 and 2008 by a number equal to the lesser of (i) 1,000,000 ordinary shares, (ii) 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or (iii) a lesser number of ordinary shares as determined by the Board of Directors.

•	The amendment of the Company’s 1999 Directors’ Stock Option Plan (the “1999 Directors’ Plan”), which will have the effect of increasing the aggregate number of ordinary shares issuable under the 1999 Directors’ Plan from 750,000 ordinary shares to 1,125,000 ordinary shares.

•	In addition, the Meeting will transact any other business properly brought before the Meeting.
The Board of Directors recommends a vote FOR each proposal.
Voting Procedure

You may vote by mail.
      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope at least 48 hours prior to the Meeting. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Meeting.
      We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in “street name” means your shares in the capital of the Company are held in an account by your stockbroker, bank, or other nominee, and the share certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual General Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual General Meeting.

You may change your mind after you have returned your proxy.
      If you change your mind after you return your proxy, you may revoke your proxy up to two hours before the Meeting or later in the discretion of the Chairman of the Meeting. You may do this by:

•	submitting a notice of revocation,

•	signing another proxy with a later date, or

•	voting in person at the Annual General Meeting.
Multiple Proxy Cards
      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement
      Shares are counted as present at the Meeting if the shareholder either:

•	is present in person at the meeting, or

•	has properly submitted a proxy card.
One-third of our outstanding shares as of the record date must be present at the Meeting (either in person or by proxy) in order to hold the Annual General Meeting and conduct business. This is called a “quorum.”
Consequences of Not Returning Your Proxy; Broker Non-Votes
      If your shares are held in your name, you must return your proxy (or attend the Annual General Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a shareholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”
      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.
      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.
Effect of Abstentions
      Abstentions are counted as shares that are present for the purposes of determining the presence of a quorum, but are not counted as votes for or against any matter submitted to the shareholder for a vote.
Required Vote
      Assuming a quorum is present, the election of each of the three nominees as directors, the ratification of the independent auditors, the amendment of the 1999 Plan and the amendment of the 1999 Directors’ Plan will require the affirmative vote of a majority of shares voting either in person or cast by proxy at the Meeting.
Vote Solicitation; No Use of Outside Solicitors
      SINA Corporation is soliciting your proxy to vote your shares at the Annual General Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.
Vote Tabulation
      Votes cast by proxy or in person at the Annual General Meeting will be counted by the Inspector of Elections with the assistance of our transfer agent. The Inspector of Elections will also determine whether a quorum is present at the Annual General Meeting.

      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual General Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which names Charles Chao and Yan Wang as your representatives and is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.
Publication of Voting Results
      We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarterly period ending September 30, 2005, which we will file with the Securities and Exchange Commission (the “SEC”). You can obtain a copy by contacting our Investor Relations Department at +86-21-62895678 extension 6089, or visiting our corporate web site at www.corp.sina.com. You may also obtain a copy by contacting the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.
Other Business
      We do not know of any business to be considered at the 2005 Annual General Meeting other than the proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the meeting by July 17, 2005, if any other business is properly presented at the Annual General Meeting, your signed proxy card gives authority to your proxy holder to vote on such matters at their discretion.
Proposals for 2006 Annual General Meeting
      We anticipate that our 2006 Annual General Meeting will be held in June 2006. To have your proposal included in our proxy statement for the 2006 Annual General Meeting, you must submit your proposal in writing by January 15, 2006 to Charles Chao, CFO, SINA Corporation, Room 1802, United Plaza, No. 1468 Nanjing West Road, Shanghai 200040, China.
      If you submit a proposal for the 2006 Annual General Meeting after April 1, 2006, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2006 Annual General Meeting of Shareholders will confer discretion on the management proxy holders to vote against your proposal.
      Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s ordinary shares which are owned beneficially and of record by such shareholder and such beneficial owner.
      A copy of the full text of the provisions of the Company’s Amended and Restated Articles of Association dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      We have nominated three candidates for election to the Board this year. Detailed information on each of the nominees, as well as our other directors and executive officers, is provided in the Management Section of this Proxy Statement which begins on page 17.
      Our Articles of Association currently authorize a Board of not less than two directors and the classification of the Board into three classes serving staggered terms. At each annual general meeting, the terms of one class of directors will expire. The directors whose terms expire each year will be those who have been in office the longest since their last election. A director whose term is expiring will remain in office until the close of the meeting at which his or her term expires, and will be eligible for re-election at that meeting. The Company currently has nine directors.
      The Class III directors whose terms expire at the Annual General Meeting are Pehong Chen, Lip-Bu Tan and Yichen Zhang. Assuming that the size of our board remains between 7 and 9 members, the Class I Directors whose terms expire at our 2006 Annual General Meeting are Yongji Duan, Yan Wang and Xiaotao Chen, and the Class II directors whose terms expire at our 2007 Annual General Meeting are Daniel Chiang, Ter Fung Tsao and Song-Yi Zhang.
      At the Annual General Meeting, the shareholders will elect a total of three directors, all of whom shall be Class III directors. If elected, the Class III directors will serve until the 2008 Annual General Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual General Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with our Articles of Association. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.
Required Vote
      Assuming a quorum is present, the election of each of the three nominees as directors will require the affirmative vote of a majority of shares cast in person or cast by proxy at the meeting. Unless marked otherwise where Charles Chao or Yan Wang is appointed as proxy, proxies received will be voted FOR the election of each of the three nominees named below. In the event that additional persons are nominated for election as directors, where Charles Chao and Yan Wang are appointed as proxy holders, they intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.
Nominees for the Board of Directors
      The name and certain information of each nominee is set forth below:

Name	Age	Position

Pehong Chen	47	Director (Class III Director)
Lip-Bu Tan	45	Director (Class III Director)
Yichen Zhang	41	Director (Class III Director)
      Pehong Chen has served as a director since March 1999. Mr. Chen has been the Chief Executive Officer, President and Chairman of the Board of Broadvision, Inc., a software applications company, since May 1993. Prior to founding Broadvision, Mr. Chen was Vice President of MultiMedia Technology at Sybase, Inc., an enterprise software company, from 1992 to 1993. From 1989 to 1992, Mr. Chen founded and was president of Gain Technology, a multimedia software tools company, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

      Lip-Bu Tan has served as a director since March 1999. Mr. Tan is the Founder and Chairman of Walden International, an international venture capital firm founded in 1984. Mr. Tan is currently a director of Creative Technology Ltd., a multimedia technology company, Centillium Communications, Inc., a semiconductor company, Flextronics International Ltd., an electronics manufacturing services company, Integrated Silicon Solutions, Inc., a semiconductor company, Cadence Design Systems Inc., an EDA company, Leadis Technology, Inc., a designer of mixed signal semiconductor for panel display, Semiconductor Manufacturing International Corp., a foundry in China, and several other private companies. He holds an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, an M.B.A. from the University of San Francisco and a B.S. from Nanyang University, Singapore.
      Yichen Zhang has served as a director since May 2002. Since August 2003, Mr. Zhang has been the Chief Executive Officer of CITIC Capital Markets Holdings Ltd. (“CCMH”), an investment banking firm. Mr. Zhang served as the Deputy Chief Executive Officer of CCMH from June 2002 to July 2003, and served as Executive Director of CITIC Pacific Ltd. from March 2000 to May 2002. From September 1996 to February 2000, he served as Managing Director — Debt Capital Markets for Merrill Lynch (Asia Pacific), Ltd., another investment banking firm. Mr. Zhang holds a B.S. in Computer Science and Engineering from the Massachusetts Institute of Technology.
Director Nomination
      Criteria for Board Membership. The Company does not have a nominating committee; however, beginning from the date of our 2004 Annual General Meeting of Shareholders, the members of the Board who are “independent” under the current rules of the Nasdaq Stock Market (Yongji Duan, Pehong Chen, Lip-Bu Tan, Ter Fung Tsao, Yichen Zhang, Xiaotao Chen, and Song-Yi Zhang) are responsible for selecting candidates for appointment or re-election to the Board. In making such selections, this group of independent members of the Board (the “Selection Body”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s audit committee meet the financial literacy, sophistication and independence requirements under the rules of the Nasdaq Stock Market. Nominees for director will be selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. The Selection Body performs similar functions to a nominating committee and operates under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A.
      Shareholder Nominees. The Selection Body will consider written proposals from shareholders for nominees for director, provided such proposals meet the requirements described herein and in our Articles of Association. Any such nominations should be submitted to the Selection Body c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s ordinary shares which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Articles of Association of the Company and under the caption, “Proposals for 2006 Annual General Meeting” above.
      Process for Identifying and Evaluating Nominees. The Selection Body believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Selection Body will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual general shareholder meetings, the Selection Body will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Selection Body deems appropriate, a third-party search firm. The Selection Body will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Selection Body. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Selection Body will evaluate which of the prospective candidates is qualified to serve as a director and whether it should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or be presented for the approval of the shareholders, as appropriate.
      The Selection Body expects to use a similar process to evaluate nominees recommended by shareholders. However, to date, the Company has not received a shareholder proposal to nominate a director.
      Board Nominees for the 2005 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election.
Recommendation of the Board
THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has approved the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the current fiscal year which ends on December 31, 2005. PricewaterhouseCoopers has served as our independent auditors since May 20, 1999. In the event that ratification of this selection of accountants is not approved by a majority of the shares of ordinary shares voting at the Annual General Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.
      A representative of PricewaterhouseCoopers Zhong Tian CPAs Limited Company is expected to be present at the Annual General Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
Required Vote
      Assuming a quorum is present, the approval of Proposal No. 2 will require the affirmative vote of a majority of shares cast in person or cast by proxy at the Meeting. Unless marked otherwise where Charles Chao or Yan Wang is appointed as proxy, their proxies received will be voted FOR Proposal No. 2.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3
AMENDMENT OF 1999 STOCK PLAN
      You are being asked to approve the amendment of our 1999 Stock Plan (the “1999 Plan”) to increase the number of ordinary shares authorized for issuance pursuant thereto. We believe that the proposed increase is necessary to attract and retain the best available personnel for positions of substantial responsibility, to give our employees, officers and consultants a greater personal stake in the success of our business, to provide additional incentive to our employees and consultants to continue their professional advancement, and to promote the success of our business.
      When originally adopted, an aggregate of 9,131,520 ordinary shares were reserved for issuance under the 1999 Plan, which amount was automatically increased pursuant to the terms of the 1999 Plan on the first day of each of the fiscal years 2001, 2002, 2003, 2004 and 2005 by a number equal to the lesser of (i) 750,000 ordinary shares, (ii) 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or (iii) a lesser number of ordinary shares as determined by the Board of Directors.
      In August, the Board of Directors approved an amendment to the 1999 Plan which, if approved by the shareholders, will automatically increase the number of ordinary shares reserved for issuance under the 1999 Plan on the first day of each of the fiscal years 2006, 2007 and 2008 by a number equal to the lesser of (i) 1,000,000 ordinary shares, (ii) 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or (iii) a lesser number of ordinary shares as determined by the Board of Directors (an “Evergreen Increase”). The shareholders are being asked to approve the Evergreen Increases for 2006, 2007, and 2008.
      A summary of the principal features of the 1999 Plan follows. The summary is not a complete description of all the provisions of the 1999 Plan. If you wish to obtain a copy of the actual plan document, please send a written request to Corporate Secretary, SINA Corporation, Room 1802, United Plaza, No. 1468 Nanjing West Road, Shanghai 200040, China.
Summary of 1999 Plan
      General. Our 1999 Plan authorizes the grant of share options and share purchase rights to eligible employees and consultants. The 1999 Plan was adopted by the Board of Directors in May 1999 and approved by our shareholders in June 1999. The purposes of the 1999 Plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business.
      The 1999 Plan authorizes the grant of incentive share options which are intended to qualify as “incentive stock options” within the meaning of Section 422 of the U.S. Internal Revenue Code (the “Code”) to employees (including officers and employee directors) of the Company and any of its subsidiaries, and the grant of nonstatutory share options and share purchase rights to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company and any of its subsidiaries or affiliates.
      The 1999 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.
      Share Reserve. The aggregate number of ordinary shares reserved for issuance will be 12,881,520, which amount will automatically increase pursuant to the terms of the 1999 Plan on the first day of each of the fiscal years 2006, 2007 and 2008 by an amount equal to the lesser of (i) 1,000,000 ordinary shares, (ii) 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or (iii) a lesser number of ordinary shares as determined by the Board of Directors. If awards under the 1999 Plan are forfeited or terminate before being exercised, then the ordinary shares underlying those awards will again become available for awards under the 1999 Plan. In the event of a share split, reverse share split, share dividend, combination, recapitalization or reclassification of the ordinary shares (including any change in the number of ordinary shares effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued ordinary shares effected without receipt of consideration by the Company, the 1999 Plan administrator will, in its discretion, make appropriate proportionate adjustments to the number of shares issuable under the 1999 Plan and under each outstanding award. Appropriate adjustments will also be made to the exercise price or purchase price of outstanding awards.
      Administration. The 1999 Plan is administered by the Board of Directors or a committee of the Board (the “Administrator”). Currently, the 1999 Plan is administered by the Board of Directors and its Compensation Committee for the awards granted to executive officers, and the Share Administration Committee of the Board of Directors for the awards granted to non-executive employees. The Administrator has the full power to select the individuals to whom options and share purchase rights will be granted and to make any combination of grants to any participants, and to determine the terms of the options or share purchase rights granted, including the exercise or purchase price, the number of shares subject to each option or share purchase right and the vesting or exercisability of the options or share purchase rights. The Administrator’s interpretation and construction of any provision of the 1999 Plan is final and binding upon all participants.
      Generally, the Compensation Committee is composed of two or more members of the Board who are not employees of the Company. Members of the Board receive no additional compensation for their services in connection with the administration of the 1999 Plan.
      Eligibility. The 1999 Plan provides that incentive share options may be granted only to employees (including officers and employee directors) of the Company and any of its subsidiaries, while nonstatutory share options and share purchase rights may be granted not only to employees (including officers and employee directors), but also consultants (including non-employee directors) of the Company and any of its subsidiaries.
      No employee may receive options or share purchase rights to purchase more than 3,000,000 ordinary shares in any one fiscal year. In addition, no employee may be granted incentive share options that first become exercisable (i.e., that vest) in any calendar year for ordinary shares having a total fair market value, determined at time of grant, in excess of $100,000. To the extent options have been issued to a person that exceed the $100,000 limit, such excess options are treated as nonstatutory share options.
      Exercise Price. The exercise price of all incentive share options granted under the 1999 Plan must be at least equal to 100% of the fair market value of the ordinary shares at the time of grant, and grants of any incentive share options to an individual who at the time of the grant owns shares representing more than 10% of the total combined voting power of all classes of the outstanding ordinary shares must have an exercise price of at least 110% of the fair market value of the ordinary shares at the time of the grant. The Administrator has the authority to grant nonstatutory share options and share purchase rights at exercise prices below fair market value, although the exercise price of such awards granted to our Chief Executive Officer and our four most highly compensated officers will generally equal at least fair market value of ordinary shares on the date of grant.
      Payment for Shares Issued Pursuant to Option Exercise. The exercise price of options must be paid at the time shares are purchased pursuant to the options. The method of payment of the exercise price is determined by the Administrator and set forth in the written option agreement. The 1999 Plan permits the exercise price to be paid in cash or by check, promissory note, cancellation of indebtedness, surrender of certain ordinary shares of the Company, cashless exercise, or any other legal consideration.
      Exercisability. Options granted under the 1999 Plan will generally vest and be exercisable over a four-year term with 12.5% of the options vesting on the sixth month anniversary of the date of the grant and the remaining options vesting ratably on a monthly basis over the remaining terms of the options, provided that such participant’s service has not terminated prior to any vesting date. The Administrator may at any time offer to buy out for payment in cash or shares, an option previously granted based on such terms communicated to the optionee at the time such offer is made.
      Option Term. Share options granted under the 1999 Plan may not have a term of more than 10 years, or 5 years in the case of an incentive share option granted to a holder of more than 10% of the total combined voting power of all classes of outstanding shares of the Company or its subsidiaries. Options generally remain exercisable for a period of three months following termination of the optionee’s employment or consulting relationship.
      Option Transferability. No option may be transferred by the optionee or holder other than by will or the laws of descent or distribution, and options may be exercised during the lifetime of the optionee only by such optionee.
      Share Purchase Rights. In addition to share options, the Administrator may issue share purchase rights under the 1999 Plan that are exercisable for a period not exceeding 30 days from the date of grant. The Administrator may determine the terms, conditions and restrictions related to the share purchase rights. The shares purchased pursuant to the share purchase rights are generally subject to a right of repurchase by us at the holder’s original price, which repurchase right generally lapses at a rate of 20% per year.
      Change of Control. If there is a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, each option or share purchase right outstanding under the 1999 Plan will be assumed or equivalent options or rights substituted by our successor corporation. If the successor corporation does not agree to this assumption or substitution, the options and share purchase rights will terminate upon consummation of the transaction to the extent not previously exercised.
      Amendment or Termination of 1999 Plan. The Board may at any time amend or terminate the 1999 Plan, except participant consent is required when the amendment or termination would impair the participant’s rights. Unless terminated earlier, the 1999 Plan will terminate in 2009.
Plan Benefits
      Awards made under the 1999 Plan are made at the discretion of the Administrator. Therefore, the Company cannot currently determine the benefits or number of shares subject to awards that will be granted under the 1999 Plan. If the proposed increase in authorized shares under the 1999 Plan had been in effect in 2004, the Company expects that its awards for 2004 would not have been substantially different from those actually made in that year under the 1999 Plan.
      Share purchase rights were not granted to any eligible participant during fiscal year 2004. The following table sets forth information with respect to options granted under the 1999 Plan during fiscal year 2004 to the Chief Executive Officer and the next four most highly compensated executive officers and to certain groups:

	Number of Ordinary
	Shares Subject to Options	Weighted Average
	Granted Under the 1999	Exercise Price per
Principal Positions	Stock Plan	Share ($)

Yan Wang	200,000	$24.23
Charles Chao	—	—
Hurst Lin	50,000	$24.23
Li-Cheng Chang	—	—
Benjamin Tsiang	—	—
All current executive officers as a group	250,000	$24.23
All employees and consultants as a group, including all current officers who are not executive officers as a group	1,149,300	$20.90
All directors who are not executive officers as a group	—	—
      As of August 12, 2005, 2,937,985 ordinary shares were subject to options currently outstanding under the 1999 Plan and 2,142,455 shares of our ordinary shares remained available for issuance. As of August 12, 2005, the Company estimates that approximately 1,900 employees, including 4 executive officers, and 50 consultants were eligible to participate in the 1999 Plan. No options or share purchase rights have been granted, and no ordinary shares have been issued, with respect to the share increases for which shareholder approval is sought under this Proposal.
      On August 12, 2005, the Company’s ordinary shares closed at $28.29 on the NASDAQ National Market.
Federal Income Tax Consequences
      The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 1999 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax laws. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 1999 Plan. Any tax effects that accrue to foreign participants as a result of participation in the 1999 Plan will be subject to the tax laws of the countries in which such participants reside or are otherwise subject to tax.
      A recipient of a share option or share purchase right will not have taxable income upon the grant of the share option or share purchase right. For nonstatutory share options, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the ordinary shares generally will be a capital gain or loss.
      The acquisition of shares upon exercise of an incentive share option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently 2 years from the date of grant and 1 year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.
      For share purchase rights, unless the participant elects to be taxed at the time of exercise, the participant will not have taxable income upon exercise, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
      At the discretion of the Administrator, the 1999 Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to the Company already-owned ordinary shares of the Company.
      If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (not applicable to incentive share options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided, that Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the Company’s other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders. The 1999 Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the 1999 Plan that would qualify as “performance-based compensation” and be deductible.
Required Vote
      Assuming a quorum is present, the approval of Proposal No. 3 will require the affirmative vote of a majority of shares cast in person or cast by proxy at the Meeting. Unless marked otherwise where Charles Chao or Yan Wang is appointed as proxy, their proxies received will be voted FOR Proposal No. 3.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4
AMENDMENT OF 1999 DIRECTORS’ STOCK OPTION PLAN
      You are being asked to approve the amendment of our 1999 Directors’ Stock Option Plan (the “1999 Directors’ Plan”) to increase the number of ordinary shares authorized for issuance pursuant thereto. We believe that the proposed increase is necessary to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to our non-employee directors to serve as directors and to encourage their continued service on the Board.
      In August, the Board of Directors approved an amendment to the 1999 Directors’ Plan which, if approved by the shareholders, will increase the aggregate number of ordinary shares authorized for issuance under the 1999 Directors’ Plan from 750,000 ordinary shares to 1,125,000 ordinary shares.
      A summary of the principal features of the 1999 Directors’ Plan follows. The summary is not a complete description of all the provisions of the 1999 Directors’ Plan. If you wish to obtain a copy of the actual plan document, please send a written request to Corporate Secretary, SINA Corporation, Room 1802, United Plaza, No. 1468 Nanjing West Road, Shanghai 200040, China.
Summary of 1999 Directors’ Plan
      General. Our 1999 Directors’ Plan provides for nondiscretionary grants to non-employee directors of the Company of nonstatutory share options. The 1999 Directors’ Plan was adopted by the Board of Directors and approved by the shareholders in October 1999. The purposes of the 1999 Directors’ Plan are to provide additional incentive to our non-employee directors to serve as directors and to encourage their continued service on the Board.
      The 1999 Directors’ Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.
      Share Reserve. A total of 1,125,000 ordinary shares will be reserved for issuance under the plan. Shares returning to the 1999 Directors’ Plan upon expiration or cancellation of outstanding options without having been exercised in full may be made subject to future option grants. In the event of a share split, reverse share split, share dividend, combination or reclassification of the ordinary shares (including any change in the number of ordinary shares effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued ordinary shares effected without receipt of consideration by the Company, the Board of Directors will, in its discretion, make appropriate proportionate adjustments to the number of shares issuable under the 1999 Directors’ Plan and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options.
      Administration. The 1999 Directors’ Plan is intended to operate automatically without administration. To the extent administration is necessary, the 1999 Directors’ Plan will be administered by the Board of Directors. All option grants under the 1999 Directors’ Plan are automatic and nondiscretionary, and must be made in accordance with the terms of the 1999 Directors’ Plan. The Board of Director’s interpretation and construction of any provision of the 1999 Directors’ Plan is final and binding upon all participants. To the extent conflicts of interest arise, it is expected that they will be addressed by abstention of any interested director from both deliberations and voting regarding matters in which that director has a personal interest.
      Eligibility; Option Grants. The 1999 Directors’ Plan provides that nonstatutory options may be granted only to non-employee directors of the Company. Each such director who becomes a non-employee director will automatically be granted on option to purchase 37,500 ordinary shares on the date on which such person first becomes a non-employee director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. In addition, each non-employee director will automatically be granted an option to purchase 15,000 ordinary shares on the date of each annual shareholders’ meeting thereafter if he or she has been a director of the Company for at least six months prior to the meeting.

      Principal Features. All options granted under the 1999 Directors’ Plan are fully vested at grant, have an exercise price equal to the fair market value of our ordinary shares on the date of grant, are nontransferable, and have a term of ten years. If a non-employee director ceases to serve as a director for any reason other than death or disability, he or she may exercise options granted under the 1999 Directors’ Plan within 90 days after the date he or she ceases to be a director. If he or she does not exercise the option within this 90-day period, the option will terminate. If a director’s service terminates as a result of his or her disability or death, or if a director dies within three months following termination for any reason, the director or his or her estate will have 12 months after the date of termination or death, as applicable, to exercise options that were vested as of the date of termination or death.
      Payment for Shares Issued Pursuant to Option Exercise. The exercise price of options issued under the 1999 Directors’ Plan must be paid at the time shares are purchased pursuant to the options. Generally, the exercise price may be paid in cash, or by check, surrender of certain ordinary shares of the Company, or any other legal consideration.
      Change of Control. If there is a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the 1999 Directors’ Plan will be assumed or equivalent options substituted by our successor corporation. If the successor corporation does not agree to this assumption or substitution, the options will terminate upon consummation of the transaction to the extent not previously exercised.
      Amendment or Termination. The Board may amend or terminate the 1999 Directors’ Plan if that action does not adversely affect any outstanding option and the Company obtains shareholder approval for any amendment to the extent required by applicable law. Unless terminated earlier, the 1999 Directors’ Plan will terminate in April 2010.
Plan Benefits
      The 1999 Directors’ Plan provides for the grant to non-employee directors of (1) a nonstatutory share option to purchase 37,500 ordinary shares on the date on which a non-employee becomes a member of our Board of Directors, and (2) an additional nonstatutory share option to purchase 15,000 shares on the date of the annual general shareholders’ meeting for each non-employee director who has served on the Board of Directors for at least six months.
      If the proposed increase in ordinary shares authorized for issuance under the 1999 Directors’ Plan had been in effect in 2004, the award grants for 2004 would not have been substantially different from those actually made in that year under the 1999 Directors’ Plan.
      The following table sets forth additional information with respect to options granted under the 1999 Directors’ Plan during fiscal year 2004 to non-employee directors of the Company. As discussed above, the executive officers, employees and consultants of the Company are not eligible for grants under the 1999 Directors’ Plan:

Number of Ordinary
Shares Subject to Options
	Granted Under the	Weighted Average
	1999 Directors’ Stock	Exercise Price per
Principal Positions	Option Plan	Share ($)

All current directors as a group (excluding executive officers)	165,000	$33.65
      As of August 12, 2005, 292,500 ordinary shares were subject to options currently outstanding under the 1999 Directors’ Plan and 150,000 shares of our ordinary shares remained available for issuance. As of August 12, 2005, there are 8 non-employee directors eligible to participate in the 1999 Directors’ Plan. No options have been granted, and no ordinary shares have been issued, with respect to the share increases for which shareholder approval is sought under this Proposal.

      On August 12, 2005, the Company’s ordinary shares closed at $28.29 on the NASDAQ National Market.
Federal Income Tax Consequences
      The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 1999 Directors’ Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax laws. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 1999 Directors’ Plan. Any tax effects that accrue to foreign participants as a result of participation in the 1999 Directors’ Plan will be subject to the tax laws of the countries in which such participants reside or are otherwise subject to tax.
      A recipient of a nonstatutory share option will not have taxable income upon the grant of the share option. The Company is generally entitled to deduct and the participant recognizes ordinary income upon exercise of a nonstatutory share option in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the ordinary shares generally will be a capital gain or loss.
Required Vote
      Assuming a quorum is present, the approval of Proposal No. 4 will require the affirmative vote of a majority of shares cast in person or cast by proxy at the Meeting. Unless marked otherwise where Charles Chao or Yan Wang is appointed as proxy, their proxies received will be voted FOR Proposal No. 4.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

MANAGEMENT
Executive Officers and Directors
      The following table provides information with respect to our executive officers and directors as of August 12, 2005:

Name	Age	Position

Yan Wang	32	Chief Executive Officer and Director
Daniel Chiang	47	Co-Chairman of the Board
Yongji Duan	58	Co-Chairman of the Board
Charles Chao	39	Co-Chief Operating Officer & Chief Financial Officer
Hurst Lin	40	Co-Chief Operating Officer
Benjamin Tsiang	36	Executive Vice President of Product Development & General Manager of SINA Online
Pehong Chen	47	Director
Lip-Bu Tan	45	Director
Ter Fung Tsao	59	Director
Yichen Zhang	41	Director
Xiaotao Chen	47	Director
Song-Yi Zhang	49	Director
      Yan Wang has served as our Chief Executive Officer and director since May 2003. Previously, he served as our President from June 2001 to May 2003, our General Manager of China Operations from September 1999 to May 2001 and as our Executive Deputy General Manager for Production and Business Development in China from April 1999 to August 1999. In April 1996, Mr. Wang founded the SRSnet.com division of Beijing Stone Rich Sight Limited (currently known as Beijing SINA Information Technology Co. Ltd.), one of our subsidiaries. From April 1996 to April 1999, Mr. Wang served as the head of our SRS Internet Group. Mr. Wang holds a B.A. in Law from the University of Paris.
      Daniel Chiang has served as a director since March 1999 and is currently serving as our Co-Chairman of the Board. He served as the President and Chief Executive Officer of Sinanet.com, an Internet content and services company, from June 1996 until we acquired it in March 1999. Mr. Chiang received an M.A. in Political Economy from University of Texas, Dallas and a B.A. in Diplomacy from National Cheng-Chi University in Taiwan.
      Charles Chao has served as our Chief Financial Officer since February 2001 and Co-Chief Operating Officer since July 2004. Mr. Chao served as our Executive Vice President from April 2002 to June 2003. From September 1999 to January 2001, Mr. Chao served as our Vice President, Finance. Prior to joining us, Mr. Chao served as an experienced audit manager at PricewaterhouseCoopers, LLP, an accounting firm. Mr. Chao holds a Master of Professional Accounting degree from University of Texas at Austin, an M.A. in Journalism from University of Oklahoma and a B.A. in Journalism from Fudan University in Shanghai, China.
      Hurst Lin co-founded and served as the Vice President of Business Development of Sinanet.com from May 1995 until we acquired it in March 1999. From March 1999 to April 2002, Mr. Lin served as our Vice President of Business Development. Mr. Lin served as our General Manager of U.S. Operations from September 1999 until February 2003 and Executive Vice President of Global Business Development from April 2002 to June 2003. He has served as our Chief Operating Officer from June 2003 to July 2004 and since then has served as our Co-Chief Operating Officer. Mr. Lin holds an M.B.A. from Stanford University and a B.A. in Engineering from Dartmouth College.
      Benjamin Tsiang co-founded and served as the Vice President of Production and Design Chief of Sinanet.com until we acquired it in March 1999. From March 1999 to November 2003, Mr. Tsiang served as our Vice President of Production. Mr. Tsiang also served as our General Manager of Taiwan Operations from March 2000 to April 2002 and our General Manager of East China from May 2002 to November 2003. He has served as our Executive Vice President of Product Development and General Manager of SINA Online since December 2003. Mr. Tsiang holds an M.S. in Mechanical Engineering from Stanford University and a B.S. in Mechanical Engineering from National Taiwan University.
      Pehong Chen has served as a director since March 1999. Mr. Chen has been the Chief Executive Officer, President and Chairman of the Board of Broadvision, Inc., a software applications company, since May 1993. Prior to founding Broadvision, Mr. Chen was Vice President of MultiMedia Technology at Sybase, Inc., an enterprise software company, from 1992 to 1993. From 1989 to 1992, Mr. Chen founded and was president of Gain Technology, a multimedia software tools company, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.
      Yongji Duan has served as a director since August 1997 and is currently serving as our Co-Chairman of the Board. Mr. Duan also served as a director for Rich Sight Investment Limited, one of our subsidiaries, from May 1993 through May 1999. Mr. Duan has served as a Director of Stone Group Corporation, a holding company, since February 1991 and is now the Chairman of Stone Group Corporation. Mr. Duan had also served as President and Chief Executive Officer of Stone Electronic Technology Limited, a diversified electronics and consumer products company, since 1990 until he began to serve as the Chairman of the Company in May 2002. Since September 2001, Mr. Duan has served as a director of Sun Media Group Holdings Limited, a holding company. Mr. Duan holds an M.S. in Aeronautics Materials from Beijing Aeronautic College and a B.S. from Qinghua University.
      Lip-Bu Tan has served as a director since March 1999. Mr. Tan is the Founder and Chairman of Walden International, an international venture capital firm founded in 1984. Mr. Tan is currently a director of Creative Technology Ltd., a multimedia technology company, Centillium Communications, Inc., a semiconductor company, Flextronics International Ltd., an electronics manufacturing services company, Integrated Silicon Solutions, Inc., a semiconductor company, Cadence Design Systems Inc., an EDA company, Leadis Technology, Inc., a designer of mixed signal semiconductor for panel display, Semiconductor Manufacturing International Corp., a foundry in China, and several other private companies. He holds an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, an M.B.A. from the University of San Francisco and a B.S. from Nanyang University, Singapore.
      Ter Fung Tsao has served as a director since March 1999. Mr. Tsao has served as Chairman of Standard Foods Corporation (formerly known as Standard Foods Taiwan Ltd.), a packaged food company, since 1986. Before joining Standard Foods Taiwan Ltd., Mr. Tsao worked in several positions within The Quaker Oats Company, a packaged food company, in the United States and Taiwan. Mr. Tsao received a B.S. in Civil Engineering from Cheng Kung University in Taiwan, an M.S. in Sanitary Engineering from Colorado State University, and a Ph.D. in Food and Chemical Engineering from Colorado State University.
      Yichen Zhang has served as a director since May 2002. Since August 2003, Mr. Zhang has been the Chief Executive Officer of CITIC Capital Markets Holdings Ltd. (“CCMH”), an investment banking firm. Mr. Zhang served as the Deputy Chief Executive Officer of CCMH from June 2002 to July 2003, and served as Executive Director of CITIC Pacific Ltd. from March 2000 to May 2002. From September 1996 to February 2000, he served as Managing Director — Debt Capital Markets for Merrill Lynch (Asia Pacific), Ltd., another investment banking firm. Mr. Zhang holds a B.S. in Computer Science and Engineering from the Massachusetts Institute of Technology.
      Xiaotao Chen has served as a director since April 2004. Since January 2005, Mr. Chen has been the Chief Executive Officer and Executive Director of Sun Media Investment Holdings Limited. Mr. Chen also served as Executive Director of Stone Group Holdings Limited, a Hong-Kong listed company, since May 2001 and its President from May 2001 to December 2004. Prior to joining Stone Group Holdings Limited, he was the Vice President of Stone Group Corporation, a China company, since January 1998.

      Song-Yi Zhang has served as a director since April 2004. Mr. Zhang has been an Advisory Director of Morgan Stanley based in Hong Kong since December 2000. From November 1997 to November 2000, Mr. Zhang was a Managing Director of Morgan Stanley and served separately as a Managing Director in its Asia Mergers, Acquisitions, Restructuring and Divestiture Group and Co-head of its Asia Utilities/ Infrastructure Group.
      There are no family relationships among any of the directors or executive officers of SINA Corporation.
Meetings and Committees of the Board of Directors
      During the period from January 1, 2004 through December 31, 2004, the Board met 4 times and adopted one unanimous written consent. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Share Administration Committee.
      The Board has determined that the following directors, representing a majority of our directors, are “independent” under the current rules of the Nasdaq Stock Market: Yongji Duan, Pehong Chen, Lip-Bu Tan, Ter Fung Tsao, Yichen Zhang, Xiaotao Chen, and Song-Yi Zhang.
      During 2004, Pehong Chen, Lip-Bu Tan and Yongji Duan served as members of the Compensation Committee. The Board of Directors has determined that Messrs. Chen, Tan and Duan are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee held 2 meetings in 2004. The Compensation Committee administers and grants stock options under the Company’s stock option plans to executive officers.
      During 2004, Lip-Bu Tan, Ter Fung Tsao and Yichen Zhang served as members of the Audit Committee. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has also determined that Mr. Tan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee held 7 meetings in 2004. The functions of the Audit Committee are to appoint, compensate and oversee the independent public accountants, oversee the accounting and financial reporting processes, and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities) to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to grant pre-approvals of audit services and non-audit services, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee has a written charter, which was amended in November 2004 and is attached to this Proxy Statement as Appendix B.
      During 2004, the Share Administration Committee consisted of Daniel Chiang and Yan Wang. The Share Administration Committee held 1 meeting during 2004. The Share Administration Committee grants stock options to non-executive employees under the Company’s stock plans and makes recommendations to the Board regarding these matters.
      The Board does not have a Nominating Committee; however, the Selection Body, consisting of members of the Board who are “independent” under the current rules of the Nasdaq Stock Market, are responsible for selecting candidates for appointment or re-election to the Board in accordance with the written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. The Selection Body did not hold any meetings during 2004.
Director Compensation
      Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, our directors are not currently compensated for their services as directors, but our Articles of Association provide that they may be compensated at the discretion of the directors. Employee directors are eligible to participate in our 1999 Stock Plan, 1999 Executive Stock Option Plan and 1999 Employee Stock Purchase Plan; however, in August 2005, the Board approved the termination of the 1999 Employee Stock Purchase Plan. Our non-employee directors are eligible to participate in our 1999 Directors’ Stock Option Plan (the “1999 Directors’ Plan”). The 1999 Directors’ Plan provides for the grant to non-employee directors of (1) a nonstatutory share option to purchase 37,500 ordinary shares on the date on which a non-employee becomes a member of our Board of Directors, and (2) an additional nonstatutory share option to purchase 15,000 shares on the date of the annual general shareholders’ meeting for each Board member who has served on the board for at least six months.
ORDINARY SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information that has been provided to the Company with respect to the beneficial ownership of our ordinary shares as of July 31, 2005 by:

•	each shareholder known to us to own beneficially more than 5% of the ordinary shares;

•	each director;

•	each of our executive officers listed in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.
      Percentage of beneficial ownership is based on 53,072,514 ordinary shares outstanding as of July 31, 2005, together with options that are exercisable within 60 days of July 31, 2005 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC.

	Amount and
	Nature of	Percent of
	Beneficial	Ordinary Shares
Name and Address of Beneficial Owners	Ownership (#)	Outstanding (%)(1)

Shanda Interactive Entertainment Limited and its affiliated entities(2)	9,821,765	18.5
No. 1 Office Building, No. 690 Bibo Road Pudong New Area, Shanghai, China 201203
Capital Research and Management Company and its affiliated entities(3)	4,595,000	8.7
333 South Hope Street Los Angeles, CA 90071
Capital Group International, Inc. and its affiliated entities(3)	3,387,380	6.4
11100 Santa Monica Blvd. Los Angeles, CA 90025
American Century Companies, Inc. and its affiliated entities(3)	2,840,036	5.4
4500 Main Street, 9th Floor Kansas City, MO 64111
Yongji Duan and his affiliated entities(4)	2,517,274	4.7
Stone Electronic Technology Limited 27/F, K. Wah Centre 191 Java Road, North Point Hong Kong
Daniel Chiang(5)	1,334,914	2.5
Lip-Bu Tan(6)	102,947	*
Walden International One California Street, 28th Floor San Francisco, CA 94111
Ter Fung Tsao(7)	107,500	*
c/o Helen Hsiao, 8F, Suite 801 136, Jean-Ai Road, SEC. 3 Taipei, Taiwan

	Amount and
	Nature of	Percent of
	Beneficial	Ordinary Shares
Name and Address of Beneficial Owners	Ownership (#)	Outstanding (%)(1)

Hurst Lin(8)	360,156	*
Pehong Chen(9)	43,732	*
BroadVision, Inc. 585 Broadway Redwood City, CA 94063
Charles Chao(10)	127,486	*
Yan Wang(11)	169,833	*
Yichen Zhang(12)	37,500	*
CITIC 26/F CITIC Tower 1 Tim Mei Avenue, Central Hong Kong
Benjamin Tsiang(13)	220,635	*
Xiaotao Chen	0	*
Song-Yi Zhang(14)	37,500	*
All current directors and executive officers as a group (12 persons)(15)	5,059,477	9.3

*	Less than one percent of the outstanding ordinary shares.

(1)	For each named person, the percentage ownership includes ordinary shares which the person has the right to acquire within 60 days after July 31, 2005. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% shareholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which 5% shareholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2004.

(2)	Beneficial ownership calculation is based solely on a review of a Schedule 13D filing made with the Securities and Exchange Commission on February 18, 2005.

(3)	Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 2004.

(4)	Includes 2,502,274 shares held by Sun Stone Media Group Limited (“SSMG”) for whom Mr. Duan serves as a director. Mr. Duan disclaims beneficial ownership of the shares in which he has no pecuniary interest. Also includes 15,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005. The address for SSMG is 11F/A 1110, Hanwei Plaza, No. 7, Guanghua Road, Beijing, People’s Republic of China.

(5)	Includes 108,472 shares held by his wife, 90,000 shares held by a custodian account for his son, 90,000 shares held by a custodian account for his daughter and 391,291 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(6)	Includes 5,447 shares held by a trust for which Mr. Tan and his wife serve as trustees and 97,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(7)	Includes 67,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(8)	Includes 123,750 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(9)	Includes 13,732 shares held by a trust controlled by Mr. Chen and 30,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(10)	Includes 127,083 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(11)	Consists of 169,833 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(12)	Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(13)	Includes 10,833 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(14)	Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.

(15)	Includes 1,100,290 shares issuable upon exercise of options exercisable within 60 days of July 31, 2005.
      Except as otherwise indicated, the address of each person listed in the table is SINA Corporation, Room 1802, United Plaza, No. 1468 Nanjing West Road, Shanghai 200040, China, Attention: Corporate Secretary. The persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable.
COMPENSATION OF EXECUTIVE OFFICERS
      The following table shows the compensation earned by (a) the individual who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2004 and (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2004 (collectively the “Named Executive Officers”). Information is also provided for the fiscal year ended December 31, 2003 and the calendar year ended December 31, 2002.
Summary Compensation Table

							Long-Term
							Compensation
							Awards
	Annual Compensation
							Securities
	Fiscal				Other Annual		Underlying	All Other
Name and Principal Position	Year		Salary ($)	Bonus ($)	Compensation ($)		Options	Compensation

Yan Wang	2004		177,494	128,140	—		200,000	36,000	(2)
Chief Executive Officer &	2003		144,980	28,966	—		—	6,133	(2)
Director	2002	(1)	144,980	23,196	—		240,000	8,481	(2)
Charles Chao	2004		190,000	190,361	—		50,000	30,000	(4)
Chief Financial Officer &	2003		190,000	76,000	—		100,000	30,000	(4)
Co-Chief Operating Officer	2002	(1)	190,000	60,800	23,486	(3)	180,000	27,500	(4)
Hurst Lin	2004		175,000	183,227	—		50,000	39,000	(5)
Co-Chief Operating Officer	2003		175,000	61,252	—		100,000	—
	2002	(1)	175,000	47,394	—		180,000	—
Li-Cheng Chang(6)	2004		120,000	48,650	—		—	24,000	(7)
Former EVP &	2003		120,000	41,125	—		80,000	—
Chief Marketing Officer	2002		—	—	—		—	—
Benjamin Tsiang(8)	2004		110,000	36,878	—		30,000	24,000	(9)
EVP, Product Development	2003		110,000	33,000	—		40,000	—
& GM of SINA Online	2002		—	—	—		—	—

(1)	The information for 2002 is provided for calendar 2002, the twelve-month period ending December 31, 2002. Due to the fiscal year change effected for 2002, we are providing information for this period instead of for fiscal year ended June 30, 2002. Information for fiscal year 2002 can be found in our 2002 Proxy Statement.

(2)	Mr. Wang received these amounts as a housing allowance.

(3)	Mr. Chao received this amount as a tax reimbursement payment.

(4)	Mr. Chao received this amount as a housing allowance.

(5)	Mr. Lin received $30,000 as a housing allowance and $9,000 as an education allowance for his child.

(6)	Mr. Chang became an executive officer in June 2003 and resigned on December 31, 2004.

(7)	Mr. Chang received this amount as a housing allowance.

(8)	Mr. Tsiang became an executive officer in December 2003.

(9)	Mr. Tsiang received this amount as a housing allowance.

Employment Agreements
      We have entered into an Employment Agreement with Charles Chao dated June 1, 2002 with a term of three years which provides, among other things, that Mr. Chao will receive certain severance benefits, including (i) payment of his regular monthly salary for the larger of 12 months or the remainder of the term of the Employment Agreement (the “Severance Period”); (ii) health insurance coverage for the Severance Period; and (iii) continuous vesting of any unvested stock options or shares of restricted stock held by him as of the date of his termination through the end of the Severance Period, if he is terminated without cause or constructively terminated. Mr. Chao’s Employment Agreement expired in June 2005 and was not extended.
Change of Control Agreements
      On November 27, 2000, the Company entered into change of control agreements with Yan Wang and Hurst Lin. On February 1, 2001, the Company entered into a change of control agreement with Charles Chao. In these agreements, the Company agreed to accelerate the vesting of all of these employees’ options upon a change of control in which the successor corporation does not assume such outstanding options. In addition, in connection with a termination without cause or resignation for good reason (as defined in the agreements) following a change of control, these employees will be entitled to a lump sum payment equal to their annual salary and projected bonus as well as a pro-rated amount of their bonus for the calendar or fiscal year of such departure.

OPTION GRANTS IN LAST FISCAL YEAR
      The following table sets forth certain information for the twelve-month period ended December 31, 2004 with respect to grants of stock options to each of the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during 2004. Except for the options granted under our 1999 Directors’ Stock Option Plan to our Directors, all options granted by us during 2004 were granted under our 1999 Stock Plan and 1999 Executive Stock Plan. We granted to employees options to purchase ordinary shares equal to a total of 1,479,300 shares during 2004. Options were granted at an exercise price equal to the fair market value of our ordinary shares.
      These options have a term of 10 years, but are subject to earlier termination in connection with termination of employment. Optionees may pay the exercise price by cash, check, or delivery of already-owned ordinary shares in the capital of the Company. Options granted to the Named Executive Officers vest over a four-year term with 12.5% of the options vesting on the sixth month anniversary of the date of the grant and the remaining options vesting ratably on a monthly basis over the remaining terms of the options. For a discussion of treatment of certain options in the event of a change in control transaction, see the discussion under “Change of Control Agreements” below.
      Potential realizable values are net of exercise price before taxes, and are based on the assumption that our ordinary shares appreciate at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our ordinary shares. Unless the market price of the ordinary shares appreciates over the option term, no value will be realized from the option grants made to executive officers.

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year (%)	($/Sh)	Date	5% ($)	10% ($)

Yan Wang	200,000	13.52	24.23	7/27/14	3,047,623	7,723,276
Chief Executive Officer & Director
Charles Chao	50,000	3.38	24.23	7/27/14	761,906	1,930,819
Chief Financial Officer & Co-Chief Operating Officer
Hurst Lin	50,000	3.38	24.23	7/27/14	761,906	1,930,819
Co-Chief Operating Officer
Li-Cheng Chang	—	—	—	—	—	—
Former EVP & Chief Marketing Officer
Benjamin Tsiang	30,000	2.03	24.23	7/27/14	457,144	1,158,491
EVP, Product Development & GM of SINA Online

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
      The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the twelve-month period that ended on December 31, 2004. The table also provides the number of shares covered by stock options as of December 31, 2004, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2004. No stock appreciation rights were outstanding during the last year.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired on	Value	Options at Year End (#)	Options at Year End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Yan Wang	204,000	6,661,087	45,041/321,549	1,177,145/5,240,416
Chief Executive Officer & Director
Charles Chao	205,000	6,612,815	43,535/203,965	1,282,423/4,068,323
Chief Financial Officer & Co-Chief Operating Officer
Hurst Lin	215,833	6,961,169	45,208/198,959	778,173/3,914,316
Co-Chief Operating Officer
Li-Cheng Chang	69,600	2,347,515	4,649/0	116,938/0
Former EVP & Chief Marketing Officer
Benjamin Tsiang	45,000	1,393,064	6,249/80,001	158,213/1,414,462
EVP of Product Development and GM of SINA Online

(1)	Based on the $32.06 per share closing price of our ordinary shares on The Nasdaq National Market on December 31, 2004, less the exercise price of the options.
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Audit Committee reports and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      During the twelve-month period ended December 31, 2004, the Compensation Committee of our Board of Directors (the “Committee”) consisted of Mr. Pehong Chen, Mr. Lip-Bu Tan and Mr. Yongji Duan. The members of the Compensation Committee are independent non-employee directors.
      The following is a report of Committee describing the compensation policies applicable to the Company’s executive officers during the twelve-month period ended December 31, 2004. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also administers the granting of options to executive employees under the Company’s stock option plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.
General Compensation Policy
      Under the supervision of the Board of Directors, the Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon the

Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company’s shareholders.
      The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.
Base Salary
      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.
Cash-Based Incentive Compensation
      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals.
Long-Term Incentive Compensation
      The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s shareholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and comparability considerations.
      Each option grant allows the executive officer to acquire shares of ordinary shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company, although exceptions may be made when deemed necessary or appropriate. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the ordinary shares appreciates over the option term. In addition to the stock option plans, executive employees are eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.
Compensation of the Chief Executive Officer
      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Yan Wang’s salary and stock option grant. Significant factors in establishing Mr. Wang’s compensation include his performance and responsibilities, and comparability considerations. The current annual base salary for Mr. Wang is set at $210,000 per annum by the Compensation Committee and has been effective since July 2004. Prior to July 2004, Mr. Wang’s annual base salary was set at $144,945. Mr. Wang received $177,494 as base salary for the twelve-month period ended December 31, 2004. In addition to the base salary, Mr. Wang may earn up to 100% of his annual base salary as cash-based incentive compensation for 2004 based on achievement of certain financial targets in 2004. Mr. Wang received $128,140 in cash-based incentive compensation in 2004. Mr. Wang was also granted options to purchase 200,000 ordinary shares in July 2004. These options have an exercise price of $24.23 per share and vest over a four-year term with 12.5% of the options vesting on the sixth month anniversary of the date of the grant and the remaining options vesting ratably on a monthly basis over the remaining terms of the options. In addition, he also received $36,000 as a housing allowance in 2004.
Deductibility of Executive Compensation
      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s 1999 Stock Plan and 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Pehong Chen
Lip-Bu Tan
Yongji Duan
Compensation Committee Interlocks and Insider Participation
      No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
AUDIT COMMITTEE REPORT
      During the fiscal year ended December 31, 2004, the audit committee of the Company’s board of directors (the “Audit Committee”) consisted of three non-employee directors, Lip-Bu Tan, Ter Fung Tsao and Yichen Zhang. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has also determined that Mr. Tan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission and has designated Mr. Tan as the audit committee financial expert for the Company. The Audit Committee operates under a written charter adopted by the board of directors, which was amended in November 2004 and is attached to this Proxy Statement as Appendix B.
      The Audit Committee selects, subject to shareholder ratification, the accounting firm to be engaged as the Company’s independent auditors, currently PricewaterhouseCoopers Zhong Tian CPAs Limited Company.
      The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company management’s assessment of and the effectiveness of internal control over financial reporting and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.
      The Audit Committee held 7 meetings during the fiscal year that ended December 31, 2004. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent public accountants, PricewaterhouseCoopers Zhong Tian

CPAs Limited Company. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2004 with management and the independent accountants.
      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers Zhong Tian CPAs Limited Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers Zhong Tian CPAs Limited Company the issue of its independence from SINA Corporation and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence.
      Based on its discussion with management and the independent auditors, and its review of the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Report on Form 10-K for the fiscal year ended December 31, 2004.

Submitted by the Audit Committee of the Company’s Board of Directors:

Lip-Bu Tan
Ter Fung Tsao
Yichen Zhang
COMMUNICATIONS WITH DIRECTORS
      Shareholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Procedures for the Reporting of Questionable Accounting or Financial Matters, which is attached to this Proxy Statement as Appendix C (the “Procedures”). The Procedures allow submitting the complaint or concern to the Company’s general counsel or directly to the Audit Committee, with a more detailed description of the procedures provided therein. The Company has also established an Anti-Fraud & Whistleblower (“AFW”) Committee which administers the foregoing matters and reports to the Audit Committee. The AFW Committee operates under a written charter adopted by the Audit Committee, which is attached to this Proxy Statement as Appendix D. You may submit your complaint or concern either online or telephonically to the AFW Committee through the phone number or email provided on our website at http://corp.sina.com.
      The Company has a policy of encouraging all directors to attend the annual shareholder meetings. Two of our directors attended the 2004 Annual General Meeting of Shareholders.
CODE OF ETHICS
      The Company has adopted a Code of Ethics which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics is posted on our corporate website at http://corp.sina.com. If any substantive amendments are made to the Code of Ethics or the Board of Directors grants any waiver, including any implicit waiver, from a provision of the code to any of the directors or officers of the Company, the Company will disclose the nature of such amendment or waiver in a report on Form 8-K.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS
      For the fiscal year ending December 31, 2004, as well as our fiscal year ended December 31, 2003, PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”) our independent auditor and principal accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether the non-audit services provided by PwC are compatible with maintaining its independence, and affirmatively approved the provision of such non-audit services by PwC.

	Fiscal Year	Fiscal Year
	Ending	Ending
	December 31,	December 31,
	2004	2003

Audit Fees	950,000	275,000
Audit-Related Fees(1)	270,000	20,000
Tax Fees(2)	34,495	31,775
All Other Fees	—	—

(1)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, general training and consultations related to internal control and consultations concerning financial accounting standards on transfer pricing.

(2)	Tax fees consist of fees billed for professional services related to tax advice and assistance with tax reporting.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. PwC and management are required to periodically report to the Audit Committee regarding the extent of services provided by PwC in accordance with this pre-approval, and the fees performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Certain employment and compensation arrangements between the Company and its directors and executive officers are described under “Compensation of Executive Officers,” “Director Compensation,” “Employment Agreements,” and “Change of Control Agreements.”
Indebtedness of Management
      Our subsidiary Beijing SINA Information Technology Co., Ltd. (formerly known as Beijing Stone Rich Sight Information Technology Co., Ltd.) (“BSIT”), agreed to provide Yan Wang, our current Chief Executive Officer, an interest-free loan of RMB300,000 for purposes of providing capital to Beijing SINA Internet Information Services Co., Ltd. in 1999. In addition, BSIT has agreed to provide Yan Wang interest free loans of RMB750,000 for purposes of providing capital to Beijing SINA Interactive Advertising Co., Ltd. in 1999, and RMB300,000 for purposes of providing capital to Guangdong SINA Internet Information Service Co., Ltd. in 2001. The entire principal amount of each of these loans is currently outstanding.
Indemnification Agreements
      We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Registration Rights Agreements
      Some of our shareholders are entitled to have their shares registered by us for resale.

STOCK PERFORMANCE GRAPH
      The following graph compares the cumulative total shareholder return data for the Company’s shares since April 13, 2000 the date on which the Company’s shares were first registered under Section 12 of the Securities Exchange Act of 1934, as amended, and ending on December 31, 2004, to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Morgan Stanley Internet Index (“MOX”). The graph assumes that $100 was invested on April 13, 2000 in the ordinary shares of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the ordinary shares of the Company at a per share price of $17.00, the price to which such shares were first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG SINA CORPORATION, THE NASDAQ NATIONAL MARKET COMPOSITE INDEX
AND THE MORGAN STANLEY INTERNET INDEX

	4/13/2000	6/30/2000	12/29/2000	6/29/2001	12/31/2001	6/28/2002	12/31/2002	6/30/2003	12/31/2003	6/30/2004	12/31/2004

SINA Corporation	$100.00	$150.71	$18.35	$9.35	$9.29	$10.29	$38.24	$119.12	$198.53	$194.06	$188.59

Nasdaq Composite Index	$100.00	$103.30	$64.34	$56.27	$50.80	$38.11	$34.78	$42.27	$52.18	$53.33	$56.66

Morgan Stanley Internet Index	$100.00	$90.01	$34.80	$23.72	$16.76	$9.18	$9.57	$13.24	$15.72	$16.54	$17.94

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s ordinary shares (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s ordinary shares. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during the year that ended December 31, 2004 all Reporting Persons complied with all applicable filing requirements, except that (i) Xiaotao Chen filed his Form 3 late; (ii) Daniel Chiang did not file a Form 4 for certain gift transactions which took place on December 8, 2004 and were reported in a Form 5 filed on February 14, 2005, and (iii) Song-Yi Zhang filed his Form 3 late.
Equity Compensation Plan Information
      The following table gives information about our ordinary shares that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the Sinanet.com 1997 Stock Plan, SRS International Ltd. 1997 Stock Option Plan, 1999 Stock Plan, 1999 Executive Stock Plan, 1999 Directors’ Stock Option Plan and 1999 Employee Stock Purchase Plan.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities be		Weighted Average	Equity Compensation
	Issued Upon Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
	Warrants and Rights		Warrants and Rights	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by shareholders	5,417,588	(1)	$11.62	4,843,794	(2)(3)
Equity compensation plans not approved by shareholders	—		N/A	—
TOTAL	5,417,588		$11.62	4,843,794

(1)	Excludes purchase rights accruing under the 1999 Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, eligible employees may purchase ordinary shares at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the ordinary shares on an employee’s entry date into an offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(2)	Includes shares available for future issuance under the Purchase Plan. The Purchase Plan, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan equal to the lesser of 600,000 shares, 0.5% of the ordinary shares outstanding on the last day of the immediately preceding fiscal year, or such lesser number of shares as is determined by the Board of Directors.

(3)	Includes shares available for future issuance under the 1999 Stock Plan. The 1999 Stock Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of ordinary shares available under the plan on the first day of each of the fiscal years through 2005, equal to the lesser of 750,000 shares, 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or a lesser number of shares determined by the Board of Directors.
Other Matters
      The Board of Directors knows of no other business that will be presented to the Annual General Meeting. If any other business is properly brought before the Annual General Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.
Shareholders Sharing the Same Address
      In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Shareholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: +86-21-62895678 extension 6089. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a shareholder who would like to make one of these requests should contact the Company as indicated above.
      It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Charles Chao
Chief Financial Officer and Secretary
Shanghai, China
August 31, 2005

APPENDIX A
CHARTER FOR NOMINATIONS TO THE BOARD OF DIRECTORS
Adopted by the Board of Directors of Sina Corporation
Purpose
      The purpose of the Selection Body of the Board of Directors (the “Board”) of Sina Corporation (the “Company”) is to identify individuals qualified to serve as members of the Board of the Company, and select nominees for election as directors of the Company.
Composition
      The Selection Body shall be composed of three or more directors, as determined by the Board, each of whom shall satisfy the requirements of Nasdaq.
Responsibilities
      The Selection Body is charged by the Board with the responsibility to:

1. Identify and evaluate individuals, including individuals proposed by shareholders, qualified to serve as members of the Board, and select nominees for election as directors of the Company at the next annual or special meeting of shareholders at which directors are to be elected, and identify, evaluate and recommend to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings.

2. Provide minutes of Selection Body meetings to the Board, and report to the Board on any significant matters arising from the Selection Body’s work.

3. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

4. Perform such other duties and responsibilities as may be assigned to the Selection Body by the Board.
Authority
      By adopting this Charter, the Board delegates to the Selection Body full authority in its discretion to:

1. Perform each of the responsibilities of the Selection Body described above.

2. Delegate such of its authority and responsibilities as the Selection Body deems proper to members of the Selection Body or a subcommittee.

3. Appoint a chair of the Selection Body, unless a chair is designated by the Board.

4. Engage and terminate search firms, independent counsel and other advisers as the Selection Body determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

5. Cause the officers of the Company to provide such funding as the Selection Body shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Selection Body.

A-1

APPENDIX B
SINA CORPORATION
Charter for the Audit Committee of the Board of Directors
Purpose and Powers
      The purpose of the Audit Committee established by this charter shall be to oversee the accounting and financial reporting processes, and the internal and external audits of Sina Corporation (the “Company”), to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal controls, to appoint, compensate and oversee the Company’s independent accountant, to supervise the finance function of the Company (which shall include, among other matters, the Company’s investment activities), to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to grant pre-approvals of audit services and non-audit services, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.
      The Audit Committee shall undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.
Charter Review
      The Audit Committee shall review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.
Membership
      The Audit Committee shall consist of at least three members of the Board. Such members shall be elected and serve at the pleasure of the Board. The members of the Audit Committee shall not be employees of the Company. Each member of the Audit Committee shall meet the independence standards and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations.
Meetings
      The Audit Committee shall meet separately with management at least quarterly to review the financial affairs of the Company. The Audit Committee shall meet with the independent accountant of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountant’ examination and management report. The Audit Committee shall summarize key decisions and developments and report to the Board regularly.
Responsibilities
      To fulfill its responsibilities and duties, the Audit Committee shall:

Independent accountant
      1. Appoint the independent accountant for ratification by the stockholders and approve the compensation of and oversee the independent accountant.

      2. Confirm that the proposed audit engagement team for the independent accountant complies with the applicable auditor rotation rules.
      3. Ensure the receipt of, and review, a written statement from the Company’s independent accountant delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.
      4. Review with the Company’s independent accountant any disclosed relationship or service that may impact the objectivity and independence of the accountant.
      5. Pre-approve all audit services and permitted non-audit services to be provided by the independent accountant as required by the Exchange Act.
      6. Review the plan for and the scope of the audit and related services at least annually.

Financial Reporting
      7. Review and discuss with finance management the Company’s earnings press releases as well as earnings guidance provided to analysts prior to the release of earnings.
      8. Review the annual reports of the Company with finance management and the independent accountant prior to filing of the reports with the SEC.
      9. Review with finance management and the independent accountant at the completion of the annual audit:

a. The Company’s annual financial statements and related footnotes;

b. The independent accountant’s audit of the financial statements;

c. Any significant changes required in the independent accountant’s audit plan;

d. Any serious difficulties or disputes with management encountered during the course of the audit;

e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

Related Party and Relationship Disclosure
      10. Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.
      11. Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.
      12. Review and approve all related party transactions other than compensation transactions.

Critical Accounting Policies & Principles and Key Transactions
      13. Review with finance management and the independent accountant at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.
      14. Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.
      15. Periodically discuss with the independent accountant, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

      16. Review and discuss with finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

Internal Control and Related Matters
      17. Oversee the adequacy of the Company’s system of internal controls. Obtain from the independent accountant management letters or summaries on such internal controls. Review any related significant findings and recommendations of the independent accountant together with management’s responses thereto.
      18. Oversee the Company’s Anti-Fraud and Whistleblower Program.
      19. Perform annual self assessment on Audit Committee effectiveness.
      In addition to the above responsibilities, the Audit Committee shall undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.
      Finally, the Audit Committee shall ensure that the Company’s independent accountant understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountant (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).
Report
      To the extent required, the Audit Committee shall also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

APPENDIX C
SINA CORPORATION
Procedures for the Reporting of Questionable Accounting or Financial Matters
      Sina Corporation (the “Company”) has a responsibility for the stewardship of company resources and for fostering the public and investor support and confidence that will enable the Company to achieve its corporate goals. In pursuit of those responsibilities, we are committed to full compliance with all laws and regulations governing our Company.
      In keeping with those responsibilities, the Audit Committee of the Board of Directors is establishing this policy to enable and encourage the reporting of any conduct that appears to raise ethical or legal concerns in connection with the Company’s accounting, internal accounting controls, financial reporting or other auditing matters.
      This policy is intended to ensure (1) that any report questioning accounting or financial matters is properly received, treated and retained and (2) all employees and others who deal with the Company have the ability to submit their concerns anonymously and without fear of retaliation.
      Contact details are given at the end of this paper.
      The Company, like other public companies, has a duty to conduct its affairs in a responsible and transparent way and to take into account legal requirements and the requirements of the SEC.
      This document describes procedures at the Company for handling allegations relating to the finance, accounting and auditing of the Company. The procedures are designed to assist in reporting and investigating and, where appropriate, acting upon a complaint by any person or persons within or outside the Company about any of the following matters, whether in respect of the Company itself, or about an individual or individuals.

•	Falsification of accounting or audit data;

•	failure to comply with or observe a legal or SEC obligation;

•	financial malpractice;

•	improper conduct or unethical behavior;

•	Suppression or concealment of any information relating to any of the above.
      No detrimental action of any kind will be taken against a person making a complaint of the nature described above, provided that it is done without malice and in good faith, reasonably believing it to be true. A malicious or vexatious complaint, however, could result in disciplinary action.
      Any allegations raised under these procedures should be submitted in writing. Each allegation will be logged and tracked with a unique number. Reports should generally be submitted to the Company’s General Counsel. However, in the interest of confidentiality or when there is a potential conflict of interest or for any other valid reason, reports may be made directly to the Audit Committee of the Company’s Board of Directors.
      Reports that are submitted directly to the Audit Committee should be mailed to the Audit Committee Chairperson in care of the Company’s General Counsel and shall be marked “Confidential.” The Audit Committee Chairperson shall initially determine if the complaint or report warrants an investigation by the entire Audit Committee, but shall in all events inform the Audit Committee of the complaint or report to allow the full Audit Committee to review that decision.
      In all other instances, the General Counsel shall investigate and determine if the complaint or report should be submitted to the Audit Committee for their review and investigation. The existence of any complaint or report (whether or not deemed valid by the General Counsel) should be made known in a timely manner to the Audit Committee, which may independently determine to investigate any matter, regardless of a contrary conclusion by the General Counsel.
      In all cases where an allegation has been made, the General Counsel or the Audit Committee will acknowledge its receipt, if the alleger has provided their name, and keep a record of action taken. If on preliminary examination the allegation is judged to be wholly without substance or merit, the allegation may be dismissed. The person making the allegation will be so informed. The person or persons against whom an allegation is made must be informed of the allegation and the evidence supporting it and must be allowed to comment before the investigation is concluded. All allegations, including those dismissed after preliminary examination, and the results of their investigation must be reported to the Audit Committee. The outcome of all allegations must also be reported to the complainant, if he or she has provided their names.
      The identity of any person making an allegation will be kept confidential until a formal investigation is launched. Thereafter, the identify of the person making the allegation may be kept confidential, if requested, unless this is incompatible with a fair investigation (e.g. the need of the person(s) against whom the allegation is made to know the identity of his/her accuser) or unless there is an overriding reason for disclosure. Provided that the allegation has been made lawfully, without malice and in the stockholders’ interest, the employment position of the person making it will not be adversely affected by reason of making the allegation.
      If someone who has made an allegation remains dissatisfied with the outcome of the investigation because either (1) they believe the procedures have not been followed properly, or (2) they are convinced that the decision is one which no reasonable person could have reached, there is a right of appeal on these grounds only. Any such appeals shall be addressed to the company legal counsel.
      Responsibilities of the General Counsel shall include:

1. The General Counsel shall be the individual primarily responsible for promptly reviewing and taking appropriate action with respect to all reports, diligently investigating the allegations made in any report and, if necessary, submitting the report to the Audit Committee and for making any required referrals to legal authorities.

2. The General Counsel shall be responsible for maintaining a written record of all reports for a period of not less than seven (7) years, and having such reports readily accessible during such period for review by the Audit Committee upon request.
      Responsibilities of the Audit Committee shall include:

1. The Audit Committee shall be responsible for investigating all reports brought to its attention by the General Counsel or independently and making a final determination as to the action to be taken with respect to the report.

2. The Audit Committee shall be responsible for implementing appropriate disciplinary and legal action with respect to any individual determined by the Audit Committee to have engaged in misconduct and for mandating any referral to legal authorities which it determines to be necessary or appropriate.

3. The Audit Committee shall be responsible for reviewing all complaints and reports maintained by the General Counsel on a periodic basis and for keeping the full Board of Directors informed, as appropriate.

      Contact addresses and numbers for the individuals mentioned in these procedures are:

Yi-Chen Zhang

Chairperson, Audit Committee
c/o Edward Wu
General Counsel
Sina Corporation
2988 Campus Drive
Suite 100
San Mateo, CA 94403

Edward Wu

General Counsel
Sina Corporation
2988 Campus Drive
Suite 100
San Mateo, CA 94403
edward@staff.sina.com

APPENDIX D
SINA CORPORATION
ANTI-FRAUD & WHISTLEBLOWER (AFW)
COMMITTEE CHARTER
Purpose
      The purpose of the Anti-Fraud & Whistleblower Committee established by this Charter is to oversee SINA’s Anti-Fraud & Whistle Blowing Process to ensure that:

1) “tone at the top” is consistent with company’s values, beliefs and principles;

2) policies, procedures and other materials are documented and communicated to help employees understand the company’s values, beliefs and principles;

3) communication channels are established for employees to file complaints of inappropriate behaviors and actions;

4) employee complaints are received, timely addressed and properly handled.
Responsibilities

•	Perform annual risk assessment of fraud schemes and circumvention of existing controls;

•	Review and instruct changes to company policies, procedures and other materials to ensure adequate documentation;

•	Review communication process to ensure that employees are adequately advised of company principles, policies and procedures;

•	Review employee complaints and ensure that the issues are timely and properly addressed

•	Communicate critical issues to the Audit Committee, as necessary, and;

•	Timely collect and review quarterly management declarations.
Whistleblower Program
      Hotlines and emails shall be set up to receive employee complaints (see Corporate HR and anti-fraud policies). The HR Director shall assign one person to receive all employee complaints worldwide. These complaints shall be categorized into three areas:

Type 1: Non-compliance involving Company Executives*

Type 2: Non-compliance of the Corporate Code of Ethics related to non-Executives

Type 3: All other employee complaints
      The AFW Committee shall review this list of complaints at least once a quarter, or more often, depending on the severity of the complaints (e.g., Type 1) and prescribe the appropriate actions.
      When matters involve Company Executives, the whistleblower and/or the Committee Chair shall have the authority, if necessary, to directly contact the Chairperson of the Audit Committee.

      * Company Executives are defined as anyone with a title of SVP, EVP, CFO, COO or CEO.

D-1

Organization
      The members of the Committee shall be appointed annual by the Audit Committee. The membership of the Committee shall consist of individuals who have an interest in, and the expertise to serve on, the Committee (see Attachment A for member list).
      Any member of the Committee may be replaced, or a new member added, at any time and from time to time, by the Audit Committee.
Chair
      The General Counsel of the Company shall act as the Chair of the Committee (unless and until another member of the Committee shall be so appointed by the Audit Committee). The Committee Chair may delegate his/her authorities to a senior Legal representative.
Meetings and Procedures
      The Committee shall meet or act as frequently and as formally or informally as circumstances dictate to the aforementioned responsibilities of the Committee are fulfilled.
      Committee meetings shall be held with at least with a Legal and HR representative present. Meeting minutes shall be maintained. The Chair shall provide the Audit Committee regular updates.
      The Committee shall adopt, whether formally or informally, such procedures as it deems necessary to facilitate the fulfillment of its responsibilities.
Access and Resources
      The Committee shall have the powers to make inquiries and access the necessary company documents and information to investigate employee complaints. In addition, it may utilize Internal Audit and independent counsel to carry out the necessary investigations.
Charter Review
      The Committee shall review and assess this Charter annually, and recommend any proposed changes to the Audit Committee for approval.
Interpretation
      Any questions of interpretation regarding this Charter, or the Committee’s responsibilities or procedures, shall be initially determined by the Chair and, to the extent necessary, ultimately by the Audit Committee.

D-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SINA CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD September 27, 2005
     The undersigned shareholder of SINA Corporation, a Cayman Islands company, (the “Company”) hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement, each dated August 31, 2005, and hereby appoints Charles Chao and Yan Wang or either of them, OR ___, (shareholder to fill in only if shareholder chooses a person other than Charles Chao or Yan Wang as proxy) proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual General Meeting of Shareholders of SINA Corporation to be held on Tuesday, September 27, 2005 at 10:30 a.m., local time, at the Island Shangri-La Hong Kong located at Two Pacific Place, Supreme Court Road, Central, Hong Kong and at any adjournment or postponement thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
1.	ELECTION OF DIRECTORS:

___ FOR all nominees listed below (except as indicated).

___ WITHHOLD authority to vote for all nominees listed below.
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:
Pehong Chen
Lip-Bu Tan
Yichen Zhang
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY AS THE INDEPENDENT AUDITORS OF THE COMPANY:
_________FOR _________AGAINST _________ABSTAIN
3.	PROPOSAL TO AMEND THE 1999 STOCK PLAN (THE “1999 PLAN”), WHICH WILL HAVE THE EFFECT OF INCREASING THE AGGREGATE NUMBER OF ORDINARY SHARES RESERVED FOR ISSUANCE UNDER THE 1999 PLAN IN EACH OF FISCAL YEARS 2006, 2007 AND 2008 BY A NUMBER EQUAL TO THE LESSER OF (I) 1,000,000 ORDINARY SHARES, (II) 3% OF OUR OUTSTANDING ORDINARY SHARES ON THE LAST DAY OF THE IMMEDIATELY PRECEDING FISCAL YEAR, OR (III) A LESSER NUMBER OF ORDINARY SHARES AS DETERMINED BY THE BOARD OF DIRECTORS:
_________FOR _________AGAINST _________ABSTAIN
4.	PROPOSAL TO AMEND THE 1999 DIRECTORS’ STOCK OPTION PLAN (THE “1999 DIRECTORS’ PLAN”), WHICH WILL HAVE THE EFFECT OF INCREASING THE AGGREGATE NUMBER OF ORDINARY SHARES ISSUABLE UNDER THE 1999 DIRECTORS’ PLAN FROM 750,000 ORDINARY SHARES TO 1,125,000 ORDINARY SHARES:
_________FOR _________AGAINST _________ABSTAIN
PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, WHERE CHARLES CHAO OR YAN WANG ARE THE PROXY HOLDERS, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY AS THE INDEPENDENT AUDITORS OF THE COMPANY; (3) FOR THE PROPOSAL TO AMEND THE 1999 STOCK PLAN, WHICH WILL HAVE THE EFFECT OF INCREASING THE AGGREGATE NUMBER OF ORDINARY SHARES RESERVED FOR ISSUANCE UNDER THE 1999 PLAN IN EACH OF FISCAL YEARS 2006, 2007 AND 2008 BY A NUMBER EQUAL TO THE LESSER OF (I) 1,000,000 ORDINARY SHARES, (II) 3% OF OUR OUTSTANDING ORDINARY SHARES ON THE LAST DAY OF THE IMMEDIATELY PRECEDING FISCAL YEAR, OR (III) A LESSER NUMBER OF ORDINARY SHARES AS DETERMINED BY THE BOARD OF DIRECTORS; AND (4) FOR THE PROPOSAL TO AMEND THE 1999 DIRECTORS’ STOCK OPTION PLAN, WHICH WILL HAVE THE EFFECT OF INCREASING THE AGGREGATE NUMBER OF ORDINARY SHARES ISSUABLE UNDER THE 1999 DIRECTORS’ PLAN FROM 750,000 ORDINARY SHARES TO 1,125,000 ORDINARY SHARES; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Date:
Signature

Date:
Signature
(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. This Proxy is to be delivered to SINA Corporation in the enclosed envelope not later than 48 hours prior to the meeting. If you change your mind after you return your proxy, you may revoke your proxy up to 2 hours before the meeting.)